Exhibit 99.1

CU BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON [CUNB MEETING DATE]

The undersigned hereby constitutes and appoints Kenneth L. Bernstein and Anne Williams and each of them the proxy of the undersigned, with full powers of substitution, to vote all the common stock of CU Bancorp, that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of CU Bancorp to be held on [CUNB MEETING DATE], or any adjournment thereof.

THE PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED THE PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

*	IF YOU WISH TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, SEE THE REVERSE OF THIS PROXY CARD FOR INSTRUCTIONS.

(Continued and to be signed and dated on the reverse side)

PLEASE DETACH PROXY CARD HERE

Important notice regarding the availability of proxy materials for the CU Bancorp annual meeting to be held on [CUNB MEETING DATE]: This joint proxy statement/prospectus and the form of proxy are available at http://viewproxy.com/cubancorp/2014annualmeeting.

1.

Approval of the Merger Agreement and the Merger. The approval of the Agreement and Plan of Merger, dated June 2, 2014, as amended, by and among CU Bancorp, California United Bank and 1st Enterprise Bank, pursuant to which: (a) CU Bancorp will acquire 1st Enterprise by merging 1st Enterprise with and into California United Bank, with California United Bank surviving the merger and continuing commercial bank operations of the combined bank under its California charter and as the wholly-owned bank subsidiary of CU Bancorp, (b) CU Bancorp will issue shares of its common stock and preferred stock pursuant to the terms of the merger agreement; and (c) CU Bancorp will adopt the 1st Enterprise 2006 Stock Incentive Plan, as amended, as its own equity plan and all stock options granted by 1st Enterprise thereunder (other than stock options held by certain founders of 1st Enterprise) will thereafter be exercisable for CU Bancorp common stock on substantially the same terms but adjusted to reflect the exchange ratio set forth in the merger agreement.

☐  FOR        ☐AGAINST        ☐ABSTAIN

2.

Adjournment. The approval of any adjournment or postponement of the CU Bancorp annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

☐ FOR ☐AGAINST ☐ABSTAIN

3.

Election of Directors. The election of the following eleven (11) nominees to the CU Bancorp board of directors to serve until the 2015 annual meeting of shareholders and until their successors are elected and have qualified:

Roberto E. Barragan	Robert C. Matranga	Lester M. Sussman
Kenneth L. Bernstein	David I. Rainer	Charles H. Sweetman
Kenneth J. Cosgrove	Roy A. Salter	Anne A. Williams
Eric S. Kentor	Daniel F. Selleck

☐ FOR ☐ WITHHOLD AUTHORITY

4.

Approval of Amendments to and Restatement of CU Bancorp 2007 Equity and Incentive Plan. To approve an amendment of and restatement to the CU Bancorp 2007 Equity and Incentive Plan to: (i) permit the grant of performance-based awards that are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code, including both equity compensation awards and cash bonus payments, (ii) prohibit the repricing of previously granted options; (iii) eliminate a provision in the plan that provides for an automatic annual increase in the shares of common stock available for awards under the plan; and (iv) extend the term of the plan to July 31, 2024.

☐ FOR ☐AGAINST ☐ABSTAIN

5.	Ratification of Accountants. To ratify the selection of McGladrey LLP to serve as the independent registered public accounting firm for CU Bancorp for 2014.

☐ FOR ☐AGAINST ☐ABSTAIN

6.	Transaction of Other Business. To approve and ratify such other business as may properly come before the CU Bancorp annual meeting and any adjournment or adjournments thereof.

IMPORTANT - PLEASE SIGN AND DATE AND RETURN PROMPTLY

Date: , 2014

Signature of shareholder

Signature of shareholder

PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON.

Executors, administrators, guardians, officers of corporations or LLC’s and others signing in fiduciary capacity should state their full titles as such. If held in joint tenancy, all persons must sign.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL

Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.